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                                                                  Exhibit 23.2


                      Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to registration statement of our report dated February 23, 1996 included in California Independent Bancorp's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Sacramento, California
November 18, 1996